UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement With Richard Nadeau

     On February 25, 2009 (the “Effective Date”), the Company entered into an employment agreement with Richard J. Nadeau, the Chief Financial Officer of the Company.

     The employment agreement provides for a three-year employment term commencing on the Effective Date, with automatic one-year renewals at the end of that term and each year thereafter unless either party provides notice to the other, at least 120 days prior to the next renewal date, that the term will not be extended.

     Under the employment agreement, Mr. Nadeau will receive an annual base salary of $500,000 per year and will be eligible for an annual bonus under the Company’s annual incentive plan in a target amount equal to 100 percent of his annual base salary (although the actual annual bonus paid to him may range from 0 to 150 percent of his annual base salary), subject to the achievement of applicable performance goals.

     In connection with the employment agreement, on December 23, 2008 following approval of the Compensation Committee of the Board of Directors, Mr. Nadeau was granted an award of 750,000 retention stock options under the Company’s 2008 Omnibus Incentive Plan. These retention options have a term of 10 years and an exercise price per share equal to the closing price per share of the Company’s common stock on the date of grant. One-third of the retention options will vest on each of the first three anniversaries of the date of grant, subject to Mr. Nadeau’s continued employment on the applicable vesting date.

     Pursuant to the employment agreement, in the event that Mr. Nadeau’s employment is terminated by the Company other than for Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) or by him for Good Reason (as defined in the employment agreement), the Company will pay Mr. Nadeau accrued obligations and, subject to his execution (and non-revocation) of a general release of claims, a lump sum severance payment within 30 days following the date of termination in an amount equal to the sum of (i) two times his annual base salary and (ii) 0.75 times his target annual bonus amount. In addition, if Mr. Nadeau makes a timely election to receive COBRA coverage, the Company will pay the cost of such coverage during the period it remains in effect, not to exceed 18 months following the date of termination.

     If such termination of employment occurs on or after the second anniversary of the Effective Date, Mr. Nadeau’s retention stock options will vest in full, subject to his execution (and non-revocation) of a general release of claims; if such termination occurs prior to the second anniversary of the Effective Date, Mr. Nadeau’s unvested retention options will, subject to his execution (and non-revocation) of a general release of claims, vest as to one-third of the retention options, plus an additional number of retention options equal to the product of one-third of the number of retention options times a fraction, the numerator of which is the number of days from the latest anniversary of the Effective Date through the date of termination and the denominator of which is 365. Further, Mr. Nadeau’s unvested equity awards, other than the retention options, will vest pro-rata based on service performed during open vesting periods plus one year of service, subject to the achievement of any applicable performance conditions.

     If, however, Mr. Nadeau’s employment is terminated by the Company other than for Cause, death or Disability or by him for Good Reason and either:

● such termination occurred within two years following a Change of Control
(as defined in the Company’s 2008 Omnibus Incentive Plan) of the Company; or

● such termination occurred prior to a Change of Control, but after the execution of a definitive agreement providing for a Change of Control, and such termination arose in connection with or anticipation of such Change of Control,

     then, in lieu of the severance benefits described above, the Company will pay Mr. Nadeau (i) accrued obligations, and (ii) a lump sum severance payment equal to the product of two and the sum of his annual base salary and average annual bonus in respect of the two fiscal years of the Company immediately preceding the year in which the Change of Control occurs (or if the date of termination occurs prior to the payment date of such fiscal years’ annual bonuses, the target bonus for the fiscal year in which the Change of Control occurs). In addition, Mr. Nadeau will receive his target bonus for the year of termination, pro-rated through the date of termination, and Company-paid COBRA coverage for up to 18 months following the date of termination. Finally, the retention options will vest in full (even if the date of termination is more than two years following the Change of Control).

     In the event that Mr. Nadeau becomes subject to any golden parachute excise taxes under Section 4999 of the Internal Revenue Code, he will be entitled to an additional payment such that he is placed in the same after-tax position as if no excise tax had been imposed. However, if the aggregate payments that Mr. Nadeau is entitled to receive exceeds by 10 percent or less the maximum amount that he could receive without being subject to the excise tax, then he will not receive such gross-up payment, and payments otherwise subject to the excise tax will be reduced to the maximum amount that he could receive without being subject to the excise tax.

     Pursuant to the employment agreement and the Company’s recoupment policy, any incentive or equity compensation paid to Mr. Nadeau will be subject to recoupment in the event of a restatement of the Company’s consolidated financial statements, to the extent such compensation would not otherwise have been received based on the restated financial statements.

     Pursuant to the employment agreement, Mr. Nadeau agreed to be subject to covenants of non-competition and non-solicitation of the Company’s employees and customers during his employment and for a period of two years thereafter (provided that the non-competition covenant will be reduced to six months if his employment terminates at the end of the term as a result of non-renewal by the Company), and to perpetual duties of confidentiality and non-disparagement.

     The foregoing description of Mr. Nadeau’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

10.1	Employment Agreement between Sunrise Senior Living, Inc. and Richard J. Nadeau, dated
February 25, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: February 25, 2009	By: /s/ Mark Ordan
Mark Ordan
Chief Executive Officer

Exhibit Index

10.1	Employment Agreement between Sunrise Senior Living, Inc. and Richard J. Nadeau, dated
February 25, 2009.